UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 26, 2008

NFINANSE INC.
(Exact name of registrant specified in its charter)
Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida		33619
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code:	(813) 367-4400
Not applicable.
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Amended and Restated Loan and Security Agreement

On November 26, 2008 nFinanSe Inc. and its wholly-owned subsidiary, nFinanSe Payments Inc. (collectively, the “Company”), entered into an Amended and Restated Loan and Security Agreement (the “Amended and Restated Loan Agreement”) with Ballyshannon Partners, L.P., Ballyshannon Family Partnership, L.P., Midsummer Investment Ltd., Porter Partners, L.P., and Trellus Partners, L.P. (collectively, the “Lenders”).  The Amended and Restated Loan Agreement modified certain terms of the Loan and Security Agreement, dated as of June 10, 2008, by and among the Company and the Lenders (as previously amended, the “Original Loan Agreement”).

As previously disclosed by the Company on its Current Report on Form 8-K filed June 16, 2008, the Original Loan Agreement established a revolving credit facility in the maximum aggregate principal amount of $15,500,000 (the “Credit Facility”), with the Company’s obligations secured by a lien on substantially all of its assets.  The Amended and Restated Loan Agreement modified the Original Loan Agreement by establishing a sub-commitment of $3,400,000, pursuant to which each Lender, in its sole discretion, may advance funds (each, an “Accommodation Loan”) that may be used by the Company for working capital expenditures, working capital needs and other general corporate purposes of the Company.  Accommodation Loans will be funded by the Lenders into an account designated by the Company subject to the Lenders’ lien.  Accommodation Loans will accrue interest at 16% per annum.  Accommodation Loans may be repaid and re-borrowed in accordance with the provisions of the Amended and Restated Loan Agreement, including the requirement that upon the occurrence and during an event of default, Accommodation Loans shall be repaid after the repayment in full of all other loans under the Credit Facility.

The maturity date of the Credit Facility is one year after the date of the initial borrowing.  The maturity date may be extended for an additional six months upon the satisfaction of certain conditions set forth in the Amended and Restated Loan Agreement.  The Credit Facility provides for usual and customary events of default, including but not limited to (i) the occurrence of a Material Adverse Change (as such term is defined in the Amended and Restated Loan Agreement) and (ii) the occurrence of a Change of Control (as such term is defined in the Amended and Restated Loan Agreement).  The Credit Facility contemplates that, with lender consent, the maximum commitment may be increased to up to $20,000,000, and additional lenders may be added.  As of December 2, 2008 the Borrowers had drawn $850,000 under the Credit Facility.  $350,000 of this amount consisted of Accommodation Loans (the “Initial Accommodation Loan”) funded by Ballyshannon Partners, L.P., Ballyshannon Family Partnership, L.P. and Porter Partners, L.P. (the “Accommodation Loan Lenders”) on November 26, 2008.

The foregoing is a summary description of certain terms of the Amended and Restated Loan Agreement.  A copy of the Amended and Restated Loan Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.  You are encouraged to read the entire text of Exhibit 99.1 attached hereto.

Amendments to Warrants

Pursuant to the terms and conditions of the Original Loan Agreement, the Accommodation Loan Lenders received warrants (the “Original Warrants”) to purchase, in the aggregate, 227,500 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), at a per share purchase price of $2.30 (the “Exercise Price”), which Exercise Price is subject to customary adjustments for Common Stock splits and reverse stock splits.  The Original Warrants expire after a five-year term and may be exercised by means of a “cashless exercise.”  In the event that the Company shall consolidate with or merge with or into another person or entity, or the Company shall sell, transfer or lease all or substantially all of its assets, or the Company shall change its Common Stock into property or other securities (each, a “Triggering Transaction”), the Original Warrants shall terminate and shall thereafter represent only the right to receive the cash, evidences of indebtedness or other property as the Accommodation Loan Lenders would have received had they been the record owner, at the time of completion of a Triggering Transaction, of that number of shares of Common Stock receivable upon exercise of the Original Warrants in full, less the aggregate exercise price payable in connection with the full exercise of the Original Warrants.  The Original Warrants are not exercisable by the Accommodation Loan Lenders to the extent that, if exercised, they or any of their affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of Common Stock.

As consideration for providing the Initial Accommodation Loan, the Company agreed to amend the Original Warrants held by the Accommodation Loan Lenders such that the Exercise Price was reduced from $2.30 per share to $1.00 per share.  In order to effect such amendment to the Exercise Price, the Company issued an Amendment No. 1 to Warrant to each of the Accommodation Loan Lenders (the “Warrant Amendments”).  Pursuant to the terms and conditions of the Warrant Amendments, other than the amendment to the Exercise Price, the Original Warrants shall remain unchanged and in full force and effect.

The foregoing is a summary description of certain terms of the Warrant Amendments.  The form of the Warrant Amendments is attached as Exhibit 99.2 and is incorporated herein by reference.  You are encouraged to read the entire text of Exhibit 99.2 attached hereto.

Warrant Issuance

As further consideration for providing the Initial Accommodation Loan, the Company issued warrants (the “Accommodation Loan Warrants”) to the Accommodation Loan Lenders which entitle the Accommodation Loan Lenders to purchase an aggregate of 175,000 shares of Common Stock at a per share price of $2.00, which exercise price is subject to customary adjustments for Common Stock splits and reverse stock splits.

The Accommodation Loan Warrants expire after a one-year term; however, in the event the Company and the Accommodation Loan Lenders extend the maturity of the Initial Accommodation Loan from one year to 18 months pursuant to Section 2.2(c) of the Amended and Restated Loan Agreement, the exercise period of the Accommodation Loan Warrants will automatically extend to the 18 month anniversary of the date of the Accommodation Loan Warrants.  The Accommodation Loan Warrants may not be exercised by means of a “cashless exercise.”  In the event of a Triggering Transaction, the Accommodation Loan Warrants shall terminate and shall thereafter represent only the right to receive the cash, evidences of indebtedness or other property as the Accommodation Loan Lenders would have received had they been the record owner, at the time of completion of a Triggering Transaction, of that number of shares of Common Stock receivable upon exercise of the Accommodation Loan Warrants in full, less the aggregate exercise price payable in connection with the full exercise of the Accommodation Loan Warrants.  The Accommodation Loan Warrants are not exercisable by the Accommodation Loan Lenders to the extent that, if exercised, they or any of their affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of Common Stock.

The foregoing is a summary description of certain terms of the Accommodation Loan Warrants.  The form of the Accommodation Loan Warrants is attached as Exhibit 99.3 and is incorporated herein by reference.  You are encouraged to read the entire text of Exhibit 99.3 attached hereto.

Bruce E. Terker, a current member of the Board, has sole voting and dispositive power over the securities held by Ballyshannon Partners, L.P. and its affiliates, two of which are Accommodation Loan Lenders.  Mr. Terker has a financial interest in such entities, and, as such, has a financial interest in the Amended and Restated Loan Agreement, the Warrant Amendments and the Accommodation Loan Warrants.

Item 3.02.  Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K as related to the Accommodation Loan Warrants is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1 – Amended and Restated Loan and Security Agreement, dated as of November 26, 2008, among the Company, nFinanSe Payments Inc., each of the Lenders (as defined therein) listed on Schedule 1.1(a) thereto and Ballyshannon Partners, L.P., as agent.

99.2 – Form of Amendment No. 1 to Warrant, as issued by the Company to each of the Accommodation Loan Lenders on November 26, 2008.

99.3 – Form of Warrant, as issued by the Company to each of the Accommodation Loan Lenders on November 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	December 3, 2008	By:	/s/ JERRY R. WELCH
Name: Jerry R. Welch Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1
Amended and Restated Loan and Security Agreement, dated as of November 26, 2008, among the Company, nFinanSe Payments Inc., each of the Lenders (as defined therein) listed on Schedule 1.1(a) thereto and Ballyshannon Partners, L.P., as agent.

99.2	Form of Amendment No. 1 to Warrant, as issued by the Company to each of the Accommodation Loan Lenders on November 26, 2008.

99.3	Form of Warrant, as issued by the Company to each of the Accommodation Loan Lenders on November 26, 2008.